As filed with the Securities and Exchange Commission on May 18, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-2594729
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

26600 Telegraph Road, Suite 400

Southfield, Michigan 48033

(Address of principal executive offices)

Superior Industries International, Inc. 2018 Equity Incentive Plan, as amended

(f/k/a Superior Industries International, Inc. 2008 Equity Incentive Plan)

(Full title of the plan)

C. Timothy Trenary

Executive Vice President and Chief Financial Officer

Superior Industries International, Inc.

26600 Telegraph Road, Suite 400

Southfield, Michigan 48033

(248) 352-7300

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Michael Kaplan Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	X	Accelerated filer

Non-accelerated filer	X	Smaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, this registration statement (this “Registration Statement”) registers an additional 3,400,000 shares of common stock, par value $0.01 per share, of Superior Industries International, Inc. (the “Registrant” or “SUP”) that may be awarded under the Superior Industries International, Inc. 2018 Equity Incentive Plan f/k/a Superior Industries International, Inc. 2008 Equity Incentive Plan (as most recently amended and restated effective May 17, 2023) (the “2018 Equity Plan”), which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (“Commission”) on November 10, 2008 (Registration No. 333-155258), March 7, 2019 (Registration No. 333-230125) and July 26, 2021 (Registration No. 333-258161), each of which is hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 2, 2023;

(2)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 4, 2023;

(3)	the Registrant’s Current Reports on Form 8-K filed with the Commission on May 18, 2023;

(4)	the sections of the Registrant’s Definitive Proxy Statement on Schedule14A for the 2023 Annual Meeting of Stockholders incorporated by reference in the annual report; and

(5)	the description of the Registrant’s common stock contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed under the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	Exhibits.

 The following exhibits are filed herewith or incorporated by reference:

Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Superior Industries International, Inc. 2018 Equity Incentive Plan, as amended and restated, effective May 17, 2023.	8-K	001-06615	10.1	May 18, 2023

5.1*	Opinion of Davis Polk & Wardwell LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Davis Polk & Wardwell (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

107*	Filing fee table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Superior Industries International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on May 18, 2023.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

By:	/s/ Majdi Abulaban
Name:	Majdi Abulaban
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Timothy Trenary and Majdi Abulaban as his or her true and lawful attorneys-in-fact (with full power to each of them to act alone), with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with the exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Majdi B. Abulaban
Majdi B. Abulaban	President and Chief Executive Officer (Principal Executive Officer)	May 18, 2023

/s/ C. Timothy Trenary
C. Timothy Trenary	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 18, 2023

/s/ Michael J. Hatzfeld Jr.
Michael J. Hatzfeld Jr.	Vice President of Finance and Corporate Controller (Principal Accounting Officer)	May 18, 2023

/s/ Raynard D. Benvenuti
Raynard D. Benvenuti	Director	May 18, 2023

/s/ Michael R. Bruynesteyn
Michael R. Bruynesteyn	Director	May 18, 2023

/s/ Richard J. Giromini
Richard J. Giromini	Director	May 18, 2023

/s/ Paul J. Humphries
Paul J. Humphries	Director	May 18, 2023

/s/ Ransom A. Langford
Ransom A. Langford	Director	May 18, 2023

/s/ Timothy C. McQuay
Timothy C. McQuay	Director	May 18, 2023

/s/ Ellen B. Richstone
Ellen B. Richstone	Director	May 18, 2023